Exhibit 99.1

Nextracker Announces Plan to Separate from Flex

Transaction Expected to Close in Fiscal Q4, Ending March 31, 2024

October 25, 2023

FREMONT, Calif.--(BUSINESS WIRE)-- Nextracker (Nasdaq: NXT), one of the world’s leading providers of intelligent solar tracker and software solutions, today announced Flex Ltd.’s plan to effect a spin-off of all of its remaining interests in Nextracker Inc. to Flex shareholders (also announced by Flex in a separate press release), which would result in a separation by Flex from its ownership in Nextracker.

Later today, Nextracker expects to file a registration statement on Form S-4 with the U.S. Securities and Exchange Commission, that includes a preliminary proxy statement of Flex, which will include additional information regarding the spin-off. The separation from Flex is currently expected to close in fiscal Q4 ending March 31, 2024, but remains subject to a number of conditions, and no assurance can be given that the spin-off will in fact occur.

“We are grateful for our time within Flex, as Flex helped us considerably in maturing our business processes and supporting our expansion into emerging markets, especially in our early years as a young company,” said Dan Shugar, Nextracker Founder and CEO. “We are energized to start our next chapter.”

About Nextracker

Nextracker is a leading provider of intelligent, integrated solar tracker and software solutions used in utility-scale and distributed generation solar projects around the world. Our products enable solar panels in utility-scale power plants to follow the sun’s movement across the sky and optimize plant performance. With an operating fleet in over thirty countries, Nextracker leads the solar industry with solar tracker technologies that increase energy production while reducing costs for significant plant ROI. For more information, please visit www.nextracker.com.

About Flex

Flex (Reg. No. 199002645H) is the diversified manufacturing partner of choice that helps market-leading brands design, build and deliver innovative products that improve the world. Through the collective strength of a global workforce across approximately 30 countries with responsible, sustainable operations, Flex delivers advanced manufacturing solutions and operates one of the most trusted global supply chains, supporting the entire product lifecycle with fulfillment, after-market and circular economy solutions for diverse industries.

No Offer or Solicitation

This communication is neither an offer to purchase, nor a solicitation of an offer to sell, subscribe for or buy any securities or the solicitation of any vote in any jurisdiction, nor shall there be any sale, issuance or transfer of securities in any jurisdiction in contravention of applicable law. No offer of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the Securities Act of 1933, as amended, or an exemption therefrom, and otherwise in accordance with applicable law.

Important Additional Information

Flex and Nextracker have prepared, and Nextracker intends to file, a registration statement on Form S-4, that includes a preliminary proxy statement of Flex and also constitutes a preliminary prospectus of Nextracker. Flex and Nextracker will also file other documents with the U.S. Securities and Exchange Commission (the “SEC”) regarding the Transactions, including the definitive proxy statement/prospectus. The information in the preliminary proxy statement/prospectus is not complete and may be changed. When available, Flex will mail the definitive proxy statement/prospectus and other relevant documents to its shareholders as of a record date to be established for voting on the Transactions. This communication is not a substitute for the definitive proxy statement/prospectus or any other document that Flex will send to its shareholders in connection with the Transactions. INVESTORS AND SECURITY HOLDERS OF FLEX ARE URGED TO READ THE REGISTRATION STATEMENT, THE PRELIMINARY PROXY STATEMENT/PROSPECTUS, THE DEFINITIVE PROXY STATEMENT/PROSPECTUS WHEN IT BECOMES AVAILABLE, AND ALL OTHER RELEVANT DOCUMENTS THAT ARE FILED OR WILL BE FILED WITH THE SEC, AS WELL AS ANY AMENDMENTS OR SUPPLEMENTS TO THESE DOCUMENTS, CAREFULLY AND IN THEIR ENTIRETY BECAUSE THEY CONTAIN OR WILL CONTAIN IMPORTANT INFORMATION ABOUT THE TRANSACTIONS AND RELATED MATTERS.

Copies of the registration statement, the preliminary proxy statement/prospectus, the definitive proxy statement/prospectus and other documents filed by Flex or Nextracker with the SEC may be obtained, once available, free of charge at the SEC’s website at www.sec.gov.

Participants in the Solicitation

Flex, Nextracker and their respective directors, executive officers, other members of management, and employees, under SEC rules, may be deemed to be participants in the solicitation of proxies of Flex’s shareholders in connection with the Transactions. Information regarding the persons who may, under SEC rules, be deemed participants in the solicitation of Flex’s shareholders in connection with the Transactions will be in the registration statement, including the proxy statement/prospectus, when it is filed with the SEC. Investors and security holders may obtain more detailed information regarding the names and interests in the Transactions of Flex’s and Nextracker’s directors and officers in Flex’s and Nextracker’s filings with the SEC and such information will also be in the registration statement, including the proxy statement/prospectus, when it is filed with the SEC. These documents can be obtained free of charge at the SEC’s website at www.sec.gov.

Forward Looking Statements

This communication contains certain statements about Flex and Nextracker that are forward-looking statements. Forward-looking statements are based on current expectations and assumptions regarding Flex’s and Nextracker’s respective businesses, the economy and other future conditions. In addition, the forward-looking statements contained in this communication may include statements about the expected effects on Flex and Nextracker of the Transactions, the anticipated timing and benefits of the Transactions, Flex’s and Nextracker’s respective anticipated financial results, and all other statements in this communication that are not historical facts. Because forward-looking statements relate to the future, by their nature, they are subject to inherent uncertainties, risks and changes in circumstances that are difficult to predict and are detailed more fully in Flex’s and Nextracker’s respective periodic reports filed from time to time with the SEC, the registration statement, including the proxy statement/prospectus, referred to above, and other documents filed by Flex or Nextracker, as applicable, with the SEC. Such uncertainties, risks and changes in circumstances could cause actual results to differ materially from those expressed or implied in such forward-looking statements. Forward-looking statements included herein are made as of the date hereof, and neither Flex nor Nextracker undertakes any obligation to update publicly such statements to reflect subsequent events or circumstances, except to the extent required by applicable securities laws. Investors should not put undue reliance on forward-looking statements.

Investors & Analysts
Mary Lai
VP, Investor Relations
Investor@nextracker.com

Media & Press
Kristan Kirsh
SVP, Global Marketing

Media@nextracker.com